                                   Exhibit 5 and 23.2


               [Letterhead of Flippin,Densmore, Morse & Jessee]




                                August 22, 2001

Board of Directors
MainStreet BankShares, Inc.
Suite 12
Patrick Henry Mall
730 East Church Street
Martinsville, Virginia 24112

     Re: Registration Statement on Form SB-2 with respect to a maximum of 952,381 of common stock of MainStreet BankShares, Inc.
         (the "Company")

Gentlemen:

     We have acted as counsel for you in connection with preparation of the registration statement on Form SB-2 and any amendments thereto (the "Registration Statement"), pursuant to the provisions of the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on August 22, 2001, in respect of a maximum of 952,381 shares of common stock of the Company and, as such, have examined the same and the exhibits being filed therewith.

     We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on the business in which it is now and will be engaged.

     2. The 952,381 of common stock of the Company, which are the subject of the Registration Statement have been duly and validly authorized, and when issued upon the terms as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is contingent upon the Registration Statement becoming effective. We hereby consent to its use as an exhibit to the Registration Statement and to reference to this firm in the Prospectus, the Registration Statement and any amendments thereto.

                                        Sincerely,



                                        FLIPPIN, DENSMORE, MORSE & JESSEE, P.C.